Exhibit 99.1

FAT BRANDS BEEFS UP SENIOR MANAGEMENT TEAM

5/18/2021

Three additions to executive suite bring decades of experience and expertise as global restaurant franchise company moves to make further acquisitions

Los Angeles, May 18, 2021 (GLOBE NEWSWIRE) — FAT (Fresh. Authentic. Tasty.) Brands Inc., parent company of Fatburger, Johnny Rockets and seven other restaurant concepts, has added additional depth to its senior management team with three new hires: Allen Sussman, General Counsel; Ken Kuick, Chief Financial Officer; and Rob Rosen, EVP Capital Markets.

“FAT Brands has experienced remarkable growth in spite of the pandemic, opening new restaurants around the world, and we’re not done yet,” said Andy Wiederhorn, CEO of FAT Brands. “Bringing these three talented professionals on-board will bring additional intellectual capital and practical expertise to our executive team as we explore new opportunities and consider other acquisitions.”

Although Allen Sussman is newly appointed as General Counsel, he has worked with FAT Brands for several years and shepherded the company through its IPO and multiple acquisitions. He joins FAT from Loeb & Loeb LLP in Los Angeles, where he was a partner in the Capital Markets and Corporate Practice Groups. “I’m very excited to be joining FAT Brands in-house at this key juncture in the company’s evolution,” he said. “The company has a compelling story to tell, and I am eager to help build upon the impressive growth the company has achieved, in particular, over the last several years.”

Chief Financial Officer, Ken Kuick, most recently served as Chief Financial Officer for Noodles & Company (NASDAQ: NDLS). Prior to that, he was Chief Accounting Officer for VICI Properties (NYSE: VICI), a real estate investment trust. Ken also served as Chief Accounting Officer for Caesars Entertainment (NASDAQ: CZR) from 2014 to 2017 and as Vice President, Assistant Controller beginning in 2011.

Commenting on his appointment, Mr. Kuick said, “I am thrilled to join Andy and the entire FAT Brands team and play a role in helping to lead the organization as it continues its growth strategy. FAT Brands has an impressive portfolio of brands, tremendous growth potential and a dedicated team. Along with joining the strong FAT Brands team, I am equally looking forward to working with the amazing franchisees and serving as a resource for them.”

Rob Rosen, EVP Capital Markets, is a Wall Street veteran with over 30 years of experience in structured finance, banking, lending and on the portfolio management buy-side. Rob has worked on the banking side for Fleet Bank, Kidder Peabody and Bank of Tokyo and has spent over 20 years working with Black Diamond Capital Management in a variety of management, board level and advisory capacities.

“FAT Brands’ multi-brand platform has reached a critical mass in terms of quality holdings and infrastructure to enable additional brand acquisitions and internal growth to be significantly accretive from day one,” explained Rob Rosen. “A large component of executing FAT’s organic growth strategy as well as the acquisition roll up plan is effective use of the credit and capital markets and a disciplined approach to future purchases. I look forward to working with the group on all of these aspects.”

About FAT (Fresh. Authentic. Tasty.) Brands

FAT Brands (NASDAQ: FAT) is a leading global franchising company that strategically acquires, markets and develops fast casual and casual dining restaurant concepts around the world. The Company currently owns nine restaurant brands: Fatburger, Johnny Rockets, Buffalo’s Cafe, Buffalo’s Express, Hurricane Grill & Wings, Elevation Burger, Yalla Mediterranean and Ponderosa and Bonanza Steakhouses, and franchises approximately 700 units worldwide. For more information, please visit www.fatbrands.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our future financial and operating results and future acquisitions and growth. Forward-looking statements generally use words such as “expect,” “foresee,” “anticipate,” “believe,” “project,” “should,” “estimate,” “will,” “plans,” “forecast,” and similar expressions, and reflect our expectations concerning the future. Our future performance may differ materially from current expectations expressed in these forward-looking statements. Forward-looking statements are subject to significant business, economic and competitive risks, uncertainties and contingencies including, but not limited to, uncertainties surrounding the severity, duration and effects of the current COVID-19 pandemic, many of which are difficult to predict and beyond our control, which could cause our actual results to differ materially from the results expressed or implied in such forward-looking statements. We refer you to the documents we file from time to time with the Securities and Exchange Commission, such as our reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause our actual results to differ materially from our current expectations and from the forward-looking statements contained in this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

MEDIA C ONTACT :

Erin Mandzik, JConnelly

emandzik@jconnelly.com

862-246-9911

Source: FAT Brands Inc.